April 2019 RARE DISEASES RARE DISEASES INNOVATE 4 Exhibit 99.1

Forward Looking Statements Certain statements in this presentation, particularly statements relating to: our plans for, or progress, scope, cost, duration or results or timing for the initiation, completion or availability of results of development of mavorixafor (X4P-001) or any of our other product candidates or programs, including regarding the Phase 3 clinical trial of mavorixafor for the treatment of patients with WHIM syndrome, the target indication(s) for development, the size, design, population, location, conduct, objective, duration or endpoints of any clinical trial, or the timing for initiation or completion of or reporting of results from any clinical trial, the potential benefits of mavorixafor, or any other product candidate or program or the commercial opportunity in any target indication; the potential benefits of orphan drug designation; and our corporate strategies, prospects, projections and goals, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including, but not limited to, the risk that trials and studies may be delayed and may not have satisfactory outcomes, potential adverse effects arising from the testing or use of mavorixafor or other product candidates, the risk that costs required to develop mavorixafor or other product candidates or to expand our operations will be higher than anticipated, the risks associated with our capital needs and other risks described in the “Risk Factors” section of the Registration Statement on Form S-4 we filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 14, 2019 and in the other filings we make with the SEC from time to time. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not assume any obligation to update any forward-looking statements, except as required by law.

Overview: Building a Global Rare Disease Franchise Developing treatments designed to have a clear and profound impact for patients suffering with rare diseases, including WHIM syndrome, and patients with rare cancers Founded in 2014, listed on Nasdaq:XFOR in March 2019 Headquarters in Cambridge, MA and R&D facility in Vienna, Austria Novel therapeutics designed to improve immune cell trafficking Lead product candidate mavorixafor (X4P-001), first-in-class, oral, small molecule allosteric antagonist of chemokine receptor CXCR4 Multiple clinical trials planned, including Phase 3 trial of mavorixafor (X4P-001) in WHIM syndrome Experienced leadership team in rare disease – includes several former members of Genzyme leadership team Potential expansion opportunities across rare disease landscape

Proven Leadership Team with Rare Disease Expertise Key management and advisors involved with R&D and launch of only approved CXCR4 antagonist - Mozobil Paula Ragan, PhD CEO Ken Gorelick, MD CMO Adam Mostafa CFO Mary DiBiase, PhD VP of Technical Operations and Quality Celeste DiJohnson VP of Clinical Operations Tarek Ebrahim, MD VP of Medical Affairs Nic Scalfarotto, DVM VP of Regulatory Affairs

Pipeline Two oncology trials have concluded: P1b biomarker in melanoma and P1b in ccRCC. Final publications expected in 4Q19 Intend to enter into a strategic partnership for future development and potential commercialization for mavorixifor for ccRCC and other potential immuno-oncology indications Product Candidate Indication Stage of Development Preclinical Phase 1 Phase 2 Phase 3 Mavorixafor (X4P-001) WHIM syndrome Severe Congenital Neutropenia (SCN) Waldenstrom’s Macroglobulinemia (WM) Clear cell renal cell carcinoma* (ccRCC) (Combination with Inlyta®) X4P-002 Glioblastoma multiforme (GBM) X4P-003 Primary immuno-deficiencies (PID) Phase 2/3 Phase 1 Phase 1/2 Phase 2a

CXCR4/CXCL12 and Immune System Responses Infection Response Bacterial Viruses Fungal/Other Homeostasis Neutrophil homing Lymphocyte homing Dendritic cell trafficking Cancer Chemo-resistance/mets CTL trafficking Suppressor cell trafficking Adapted from Blood 2013 121:1501-1509  CXCL12 CHEMOKINE GRADIENTS pO2 CXCL12

WHIM Syndrome: Significant Unmet Medical Need Rare genetic primary immunodeficiency disease that results from “gain-of-function” mutations in the single gene that encodes the CXCR4 receptor Patients typically have chronic, critically low white blood cell counts, including neutrophils and lymphoctyes, which are necessary to mount a healthy immune response to bacterial and viral infections Debilitating disease progression given treatment options limited to addressing different symptoms focused on prevention and management of infections WHIM syndrome included in FDA’s guidance (March 2019) for Severely Debilitating or Life-Threatening Hematologic Disorders Proof of concept in WHIM previously demonstrated with Mozobil (twice-daily injectable CXCR4 antagonist)1 Warts Hypogammaglobulinemia Infections Myelokathexis No therapies approved or to our knowledge in development to address underlying cause of multi-faceted disease – genetic defect of CXCR4 receptor 1. McDermott et al; Blood, 2014 mavorixafor: Phase 3 Ready for WHIM Syndrome Completed open-label, dose escalation Phase 2 trial Clinically meaningful improvement in neutropenia Patients showed improvements in certain other signs and symptoms Favorable safety profile Five patients continuing to receive mavorixafor in Phase 2 open-label extension (OLE) study Plan to provide future updates Randomized, placebo controlled double blinded Phase 3 pivotal trial expected to commence in second quarter 2019   Diagnosis confirmed genetic testing; >1000 estimated WHIM patients in US Orphan drug designation received in October 2018 from US FDA and submitted request to EMA in March 2019 Designed Phase 3 trial to leverage key learnings from Phase 2

Blood Stream Bone Marrow WHIM Disease Goal: Treatment with X4P-001 Normal CXCR4 Signaling Hyperactive CXCR4 Signaling Corrected CXCR4 Signaling Normal WHIM: Genetic Mutations in CXCR4 Create Abnormal Trafficking of White Blood Cells (WBCs)

WHIM Phase 2 Study: Assess Neutrophil Counts Biomarker "Time Above Threshold" Metric

Intra-Patient Dose Escalation

- Open label
- 50 mg to 400 mg once daily (QD)
- n = 8 patients

Inclusion

- Neutrophil count: ANC ≤400/μL *and/or*
- Lymphocyte count: ALC ≤650/μL *or* both

Endpoints & Assessments

- Safety (infections, warts), pharmacokinetics (PK) / pharmacodynamics (PD)
- **Biomarker:** 24-hr Blood Counts of Neutrophils–Time (hrs) Above Threshold

Objective: Increase Daily Neutrophil Counts (ANC) Above Threshold As Measured Over 24 hours: Time Above Threshold ("TAT")



"TAT"(hours)
Threshold (500 cells/ul)
Inclusion Criteria: WHIM patient ANC ≤400/μL; "TAT" baseline ~ 0
NEUTROPHIL COUNT (ANC)
Cells/uL
HOURS
1250
1000
750
500
250
0
0
6
12
18
24

0 hours baseline < TAT < 24 hours maximum

Treatment Goal

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Phase 2: Achieved Maximum TAT In Most Patients Neutrophil and Lymphocytes Mobilized; Pan-Leukopenia Addressed Threshold is 500 cells/mL The three pts below threshold had dose increased to 400 mg QD 400 mg QD (n=3) Assessments Result Neutrophil Counts > Threshold 5 of 7 patients (71%): maximum TAT Lymphocyte Counts > Threshold 6 of 7 patients (85%): maximum TAT Safety Acceptable; no Grade 3/4 400 mg QD: Phase 3 Pivotal Trial for Patients > 12 years of age Patients Started with an ANC of 50 – 200 cells/mL Prior to Treatment 300 mg QD (n=7)

Dramatic Reduction in Wart Burden Through 55 Weeks Reductions in Infections Rate Compared to Historical Rates 1. Dale et al, ASH, 2019; 2. McDermott, et a. Blood, 2014. Minimal infections in three patients dosed for over 9-months (0.08 infections/pt/month)1 Historical infection rates reported in WHIM (0.37 infections/pt/month)2 Infection Rates Pre-Treatment 55 weeks Post-treatment Pre-Treatment 55 weeks Post-treatment

Phase 3 Trial in WHIM Syndrome – Expected 2Q19 Initiation Meets entry criteria X4P-001 (n=9) Placebo (n=9) 52 weeks Establish AUC Baseline 1:1 Random-ization Roll-over to Open-label Study 400 mg QD dosing in patients 12 years of age or higher Primary endpoint: biomarker of neutrophil count time above threshold (‘TAT’) where the threshold is defined as 500 cells/uL Secondary endpoints include infection rates and wart burden assessments

Primary Immunodeficiency Label Expansion : Phase I Trial in Severe Congenital Neutropenia Rare blood disorder Characterized by abnormally low levels of certain white blood cells (neutrophils <1,500 cell/ul)1 From birth, fevers, severe bacterial infections (at times life-threatening), pneumonias, oral ulcers, premature tooth loss Treatment options: antibiotics and G-CSF Prevalence estimated 2,000-3,000 patients (US & EU)2 Genetic drivers: May be inherited as either an autosomal dominant or an autosomal recessive genetic trait Many cases of SCN are the result of spontaneous, random mutations Phase 1 trial planned for 2019 Designed to determine the genetic profile of adult SCN patients and assess/correlate their pharmacodynamic response to mavorixafor Oral ulcers Chronic G-CSF Injections 1. https://rarediseases.org/rare-diseases/severe-chronic-neutropenia/ 2. https://www.orpha.net/consor/cgi-bin/OC_Exp.php?lng=en&Expert=42738

CXCR4 in Cancer: Waldenström’s Macroglobulinemia (WM) Rare Form of Non-Hodgkin’s Lymphoma Estimated prevalence of >13,000 in US and EU1 Annual incidence: 1000-1500 in US2; ~1,800 in EU3 Signs and Symptoms Elevated IgM and other blood-markers Hepatomegaly, splenomegaly, skin purpura ~8-year survival rate post-diagnosis Current Treatment Imbruvica ($136,000 per year) Chemo and Rituxan in certain lines/settings Mechanism: Genetic Drivers in WM >90% have mutations in MYD88 gene 30-40% have WHIM-like mutations in CXCR4 gene Sources 1Prevalence estimate mathematically as incidence x median Survival X 50% (1/2 living and ½ dead at 8 years); Incidence derived mathematically as Prevalence/ 50%/ 8 years 2Sekhar J, et.al.. Waldenström macroglobulinemia: a Surveillance, Epidemiology, and End Results database review from 1988 to 2005. Leuk Lymphoma 2012;53(8):1625-1626 3https://www.orpha.net/consor/cgi-bin/OC_Exp.php?Expert=33226 (prevalence estimated at 1/102,220 for EU)

CXCR4^{WHIM} R/R Waldenström's: Poor Clinical Outcomes vs. Wild-type

Phase 1/2 Study Targets CXCR4-Mutant Population

- Very Good Partial Response (VGPR) Rates: 9.5% vs. 44.4% for wild-type; no Complete Responses (CRs) in either[1]
- Median time to major response of 6 months vs. 2 months for wild-type[1]
- Median Progression Free Survival (mPFS) for CXCR4^{WHIM} is less than half that of mPFS for wild-type [2]
- ~4-fold likelihood ibrutinib discontinuation in CXCR4^{WHIM} WM[3]

Response Profile in R/R WM

	MYD88^{Mut} CXCR4^{WT}	MYD88^{Mut} CXCR4^{Mut}	P-value
N=	36	21	
ORR	100%	85.7%	0.005
Major (>PR)	97.2%	66.6%	<0.001
VGPR	44.4%	9.5%	0.007
Time to Minor Response (mos.)	1.0	1.0	0.10
Time to Major response (mos.)	2.0	6.0	0.05

1. Table Recreated from: Treon et al, EHA 2018

Planned Waldenström's Trial: Double-Mutant R/R WMs

- Inclusion: Patients with MYD88 + CXCR4 mutations who have failed prior Rx
- Design: Multinational Phase 1/2 of mavorixafor in combination with ibrutinib
  - 3X3 dose escalation in combination; then expansion
  - Endpoints: safety, PK/PD, VGPR and CR rates, other
- Expected to commence in 2019

2. Treon et al, EHA 2018 ; 3. Gustine J. Am J Hematol. 2018.

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X4 PHARMACEUTICALS

IO Strategy: Goal of Leveraging Biological Expertise Via Partnering Completed Trials Demonstrate Single Agent Activity & Proof of Mechanism Phase 1b In Treatment Naïve Melanoma Phase 1b In Progressing RCC w/Opdivo On-Going Phase 2a ccRCC Trial: Mavorixafor + Axitinib 65-patients; multi-national, fully enrolled Assessment: mPFS Benchmark to beat: 4.8 months mPFS with axitinib in patients with immediate prior TKI Data expected: 2H 2019 Strategy: Identify strategic collaborators to advance in IO; keying off data readout

Epidemiology Suggests Significant Market Opportunity Partnering with World Class Organizations to Increase Awareness in Primary Immunodeficiencies 1. Represents CXCR4-mutatant patients; 30% to 40% of total WM estimate of 13,000 patients Clinical Epidemiology (Estimated patients in US & EU) 2,000 – 3,000 Severe Congenital Neutropenia (SCN) 4,000 – 5,000 Waldenström’s Macroglobulinemia (WM) 1 1,000 – 2000 WHIM Syndrome

Significant Progress Expected 2019 to 2021 Target Date Milestones 2H19 Phase 2a ccRCC PFS data readout Mid 2019 EMA Orphan Drug Designation for WHIM 4Q19-1Q20 WHIM patient identification update 2019 Commence Phase I trial in SCN 2019 Commence Phase 1/2 in Waldenstrom’s 1H20 New pipeline molecules: 002 and 003 INDs Mid 2020 Phase 1 Trial in SCN: topline results Mid 2020 WHIM Phase 2 OLE – Updates 2H 2020 Phase 1/2 in Waldenstrom’s– Safety, Dose and Activity 2020 WHIM Ex-Vivo Fitness Study Results 2021 Phase 3 Trial in WHIM – topline results

April 2019 RARE DISEASES RARE DISEASES INNOVATE 4